
                                                        EXHIBIT 1
                                                        ---------


                              IDENTIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
                              ------------------------------------------------------------

                       Smith Barney Fund Management LLC and Salomon Brothers Asset Management, Inc
                         each an investment advisor in accordance with Section 240.13d-1(b)
                                                    (1)(ii)(E)

                          The undersigned hereby affirms the identification
                        of the subsidiaries which acquired the securities reported in this Schedule 13G.


                    Date: October 7, 2003



                                         CITIGROUP INC.


                                         By: /s/ Serena D. Moe
                                         -------------------------------------
                                         Name:  Serena D. Moe
                                         Title: Assistant Secretary

